                         AMENDED ARTICLES OF INCORPORATION
                                         OF
                            IRWIN NATURALS/4HEALTH, INC.


                                     ARTICLE I
                                        NAME

     The name of the Corporation shall be: Irwin Naturals/4Health, Inc.


                                     ARTICLE II
                                      PURPOSE

     The Corporation is organized to engage in any lawful act or activity for which a corporation may be organized under the Utah Revised Business Corporation Act.


                                    ARTICLE III
                                 AUTHORIZED SHARES

     The Corporation shall have the authority to issue an aggregate of 55,000,000 shares, of which 5,000,000 shares shall be preferred stock, $0.01 par value ("Preferred Stock"), and 50,000,000 shares shall be common stock, $0.01 par value ("Common Stock"). Shares of any class of stock may be issued, without shareholder action, in one or more series as may from time to time be determined by the board of directors. The board of directors of this Corporation is hereby expressly granted authority, without shareholder action, and within the limits set forth in the Utah Revised Business Corporation Act, to:

     (a) designate in whole or in part, the preferences, limitations, and relative rights, of any class of shares before the issuance of any shares of that class;

     (b) create one or more series within a class of shares, fix the number of shares of each such series, and designate, in whole or part, the preferences, limitations, and relative rights of the series, all before the issuance of any shares of that series;

     (c) alter or revoke the preferences, limitations, and relative rights granted to or imposed upon any wholly unissued class of shares or any wholly unissued series of any class of shares; or

     (d) increase or decrease the number of shares constituting any series, the number of shares of which was originally fixed by the board of directors, either before or after the issuance of shares of the series; provided that, the number may not be decreased below the number of shares of the series then outstanding, or increased above the total number of authorized shares of the applicable class of shares available for designation as a part of the series.

The allocation between the classes, or among the series of each class, of unlimited voting rights and the right to receive the net assets of the Corporation upon dissolution, shall be as designated by the board of


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directors.  All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or in the Corporation's bylaws or in any amendment hereto or thereto shall be vested in the Common Stock. Accordingly, unless and until otherwise designated by the board of directors of the Corporation, and subject to any superior rights as so designated, the Common Stock shall have unlimited voting rights and be entitled to receive the net assets of the Corporation upon dissolution.


                                     ARTICLE IV
                 CONTROL SHARE ACQUISITION AND FAIR PRICE PROVISION

     A. No shareholder shall have the right to demand payment for his or her shares in the event of a control share acquisition as provided in section 61-6-12 of the Utah Revised Business Corporation Act or successor statute of like tenor, which section shall not be applicable to the Corporation.

     B.   For the purposes of this Article IV:

          (1) A "person" shall mean any individual, firm, corporation, trust, or other entity.

          (2) "Net Assets" shall mean the difference between the aggregate amount of all assets and the aggregate amount of all liabilities of the Corporation as they appear on the Corporation's most recent audited financial statements.

          (3) "Voting Stock" means then outstanding shares of stock of all classes and series of the Corporation entitled to vote in the election of directors.

          (4) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1996.

          (5) "Subsidiary" means any corporation of which more than a majority of any class of equity security is owned, directly or indirectly, by the Corporation; PROVIDED HOWEVER, that for purposes of the definition of Interested Stockholder set forth in Paragraph B(7) of this Article IV, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned by the Corporation, by a Subsidiary, or by the Corporation and one more Subsidiaries.

          (6)  A person shall be a "Beneficial Owner" of any Voting Stock:

               (A) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

               (B)  which such person or any of its Affiliates or Associates has
          (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote or to direct the vote pursuant to any agreement, arrangement, or understanding; or

               (C) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of any shares of Voting Stock.

          (7) "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:


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               (A)  shall become a Beneficial Owner, directly or indirectly, of more than 20% of the combined voting power of the then outstanding Voting Stock at any time after the provisions of this Article IV shall first become effective; or

               (B) shall become an Affiliate of the Corporation at any time after the provisions of this Article IV shall first become effective, and at any time within the two-year period immediately prior to the date in question was the Beneficial Owner, directly or indirectly, of 20% or more of the combined voting power of the then outstanding Voting Stock; or

               (C) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or a series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

          (8) "Disinterested Director" means any member of the board of directors of the Corporation which is unaffiliated with, and not a nominee of, and Interested Stockholder and was a member of the board of directors prior to the time that the Interested Stockholder became an Interested Stockholder and any successor of a Disinterested Director who is unaffiliated with, and not nominee of, an Interested Stockholder and who is recommended to succeed a Disinterested Director by a majority of Disinterested Director then on the board of directors.

          (9)  "Fair Market Value" means:

               (A) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on such Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principle United States securities exchange registered under the Securities Exchange Act of 1934, on which such stock is listed, or if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any automated quotation system then in use, or is no such quotations are available , the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and

               (B) in the case of stock of any class of securities not traded on any securities exchange or in the over-the-counter market or in the case of property other than cash or stock, the fair market value of such securities or property on the date in question as determined by a majority of the Disinterested Directors in good faith.

          (10) "Business Combination" means any transaction which is referred to in any one or more Paragraphs C(1) through (5) below.

          (11) In the event of any Business Combination in which the Corporation survives, the phrase "consideration to be received" as used in Paragraphs D(2)(A) and (B) shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

          (12) For the purposes of determining whether a person is an Interested Stockholder pursuant to Paragraph B(7), the number of the shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of Paragraph B(6)(i) but shall not include


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     any other shares of Voting Stock which may be issuable to other persons pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants, or options, or otherwise.

     C. In addition to any affirmative vote required by law or any other Article of these Article of Incorporation, and except as otherwise expressly provided in Paragraph D of this Article IV:

          (1) any merger or consolidation of the Corporation or any Subsidiary with (i) any Interested Stockholder or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder; or

          (2) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder of any assets of the Corporation, or of any Subsidiary, having an aggregate Fair Market Value equal to ten percent (10%) or more of the Net Assets of the Corporation;

          (3) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder in exchange for cash, securities, or other property (or a combination thereof) having an aggregate Fair Market Value equal to ten percent (10%) or more of the Net Assets of the Corporation, other than the issuance of securities by the Corporation or any Subsidiary upon the conversion of convertible securities of the Corporation or any Subsidiary which were not acquired from the Corporation or any Subsidiary by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

          (4) the adopting of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

          (5) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding stock of any class of equity or convertible securities of the Corporation or any Subsidiary directly or indirectly owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder;

shall require the affirmative vote of the holders of at least (i) 67% of the then outstanding shares of Voting Stock, and (ii) a majority of the then outstanding shares of Voting Stock held by persons who are not Interested Stockholders or Affiliates or Associates of Interested Stockholder; PROVIDED, HOWEVER, that the majority vote requirement of this clause (ii) shall not be applicable if the Business Combination is approved by the affirmative vote of the holders of note less than 80% of the then outstanding shares of Voting Stock. The foregoing affirmative vote requirements are hereinafter referred to as the "Special Vote Requirements." The Special Vote Requirement shall be applicable notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

     D. The provisions of Paragraph C shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other Article of these Articles of Incorporation, if all of the conditions specified in either of the following Paragraphs (1) and (2) are met:


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          (1)  Approval by Disinterested Directors.  The Business Combination
     shall have been approved by a majority of the Disinterested Directors.

          (2) Price and Procedural Requirements. All of the following conditions shall have been met:

               (A) The aggregate amount of the cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of Common Stock and any series of Preferred Stock of the Corporation in such Business Combination shall be at least equal to the higher of (i) the higher price paid for any shares (including brokerage commissions transfer taxes and soliciting dealers' fees) of such class or series of stock by any person who is an Interested Stockholder, or by any of his Affiliates or Associates, within the two-year period immediately prior to the time of the first public announcement of the proposed Business Combination (the "Announcement Date") or in the transaction in which such person became an Interested Stockholder, whichever price is higher; or (ii) the Fair Market Value per share of such class or series of stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher; PROVIDED, HOWEVER, that if the Interested Stockholder has not previously paid for shares of series of Preferred Stock or if the highest preferential amount per share of a series of Preferred Stock to which the holders thereof would be entitled in the event of any voluntary or involuntary liquidation, dissolution, or winding up of affairs of the Corporation (regardless of whether the Business Combination to be consummated constitutes such as event) is greater than such aggregate amount, holders of such series of Preferred Stock shall receive an amount for each such share at least equal to the highest preferential amount applicable to such series of Preferred Stock. The provisions of this Paragraph D(2)(A) shall be required to be met with respect to every class or series of Preferred Stock, whether or not the Interested Stockholder has previously become the Beneficial Owner of any shares of a particular class or series of Preferred Stock prior to proposing the Business Combination. The price paid for any share of any such class or series of stock shall be the amount of cash plus the Fair Market Value of any consideration to be received therefor, determined at the time of payment thereof.

               (B) The consideration to be received by holders of a particular class of outstanding Voting Stock shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form of consideration used to acquire the largest number of shares of such class of Voting Stock previously acquired by it. The price determined in accordance with Paragraph D(2)(A) above shall be subject to an appropriate adjustment in the event of any stock dividend, stock split, subdivision, combination of shares, or similar event.

               (C) After such Interested Stockholder has become an Interested Stockholder and through the date of consummation of such Business
          Combination: (i) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (2) no failure to increase such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization, or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested


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          Directors; and (ii) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Voting Stock, except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

               (D) After such Interested Stockholder had become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges, or other financial assistance or any tax credit or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

               (E) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules, or regulations) shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statements is required to be mailed pursuant to such Act or subsequent provisions.)

     E. The majority of the Disinterested Directors of the Corporation shall have the power and duty to determine for the purposes of this Article IV, on the basis of information known to them after reasonable inquiry, all facts necessary to determine the applicability of the various provisions of this Article IV, including, (i) whether a person is an Interested Stockholder, (ii) the number of shares of Voting Stock of which any person is the Beneficial Stockholder, (iii) whether a person is an Affiliate or Associate of another, (iv) whether the requirements of Paragraph C(2) have been met with respect to any Business Combination, and (v) whether the assets which are subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value equal to ten percent (10%) or more of the Net Assets of the Corporation; and the good faith determination of a majority of the Disinterested Directors shall be conclusive and binding for all purposes of this Article IV.

     F. Nothing contained in this Article IV shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

     G. Notwithstanding any other provision of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the Corporation), any proposal to amend or repeal, or adopt any provisions inconsistent with, this Article IV of these Articles of Incorporation shall be approved by the affirmative vote of at least (1) 67% of the then outstanding shares of Voting Stock and (2) a majority of the then outstanding shares of Voting Stock held by persons who are not Interested Stockholders; PROVIDED THAT, the majority vote requirement of this clause (2) shall not be applicable if the proposal is approved by the affirmative vote of not less than 80% of the then outstanding shares of Voting Stock,


                                     ARTICLE V
                              LIMITATION ON LIABILITY

     To the fullest extent permitted by the Utah Revised Business Corporation Act or any other applicable law as now in effect or as it may hereafter be amended, a director of the Corporation shall have no personal liability to the Corporation or its shareholders for monetary damages for any action taken or any failure to take any action as a director.


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                                     ARTICLE VI
                 INDEMNIFICATION OF OFFICERS, DIRECTORS, AND OTHERS

     To the fullest extent permitted by the Utah Revised Business Corporation Act or any other applicable law as now in effect or as it may hereafter be amended, the Corporation shall indemnify directors as set forth in the bylaws. The Corporation may indemnify officers, employees, fiduciaries, and agents to the extent provided for in the bylaws or authorized by the board of directors.


                                    ARTICLE VII
                                 BOARD OF DIRECTORS

     A. The board of directors shall have authority to exercise all such powers and to do all such other lawful acts and things which the Corporation or its stockholders might do, unless prohibited from doing so by applicable laws, by the Articles of Incorporation or by the Bylaws of the Corporation.

     B. Until after June 30, 2003, all of the corporate powers of this Corporation shall be vested in, and managed by, a board of not less than three nor more than five directors and, thereafter, such larger or lesser number as may be determined by the affirmative vote of a majority of the outstanding shares of voting capital stock then entitled to vote generally in election of directors, voting together as a single class.

     C.   The board of directors shall be and is divided into three classes:
Class I, Class II, and Class III, which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected; PROVIDED, HOWEVER, that each initial director in Class I shall hold office until the annual meeting of stockholders in 2001; each initial director in Class II shall hold office until the annual meeting of stockholders in 2000; and each initial director in Class III shall hold office until the annual meeting of stockholders in 1999. Notwithstanding the foregoing provisions in this Article VII C., each director shall serve until his successor is duly elected and qualified or until his death, resignation, or removal.

     D. Until after June 30, 2003, the number of directors may be increased or decreased within the limits above prescribed by the affirmative vote of at least eighty percent (80%) of the outstanding shares of voting capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, and, thereafter, the number of directors may be so increased or decreased within the limits above prescribed by a majority vote of the directors. In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the board of directors among the three classes of directors so as to maintain such classes as nearly equal as possible. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

     E. Until after June 30, 2003, newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors resulting from death, resignation, disqualification, removal, or other cause shall be filled by the affirmative vote of at least three quarters of the remaining directors then in office (and not by stockholders), even though less than a quorum of the board of directors, from among one or more nominees designated by the Executive Committee of the board of directors (acting in its capacity as a nominating committee of the board of directors). Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of director in which there is a vacancy which is being filed by such elected director.

     F. Until after June 30, 2003, directors may be removed from office with or without cause, upon the affirmative vote of at least eighty percent (80%), and, thereafter, at least a majority, of


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the outstanding shares of the voting capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

     G. Except as expressly provided herein or in the Bylaws of the Corporation to the contrary, the board of directors shall have authority to adopt, amend, or repeal Bylaws, including the right to adopt, amend, or repeal Bylaws fixing or increasing their compensation, by the affirmative vote of at least three quarters of the directors then in office.

     H.   Until after June 30, 2003, any amendment, change, or repeal of this
Article VII or any provision hereof shall require the affirmative vote of the holders of at least eighty percent (80%), and, thereafter, at least a majority, of the outstanding shares of the voting capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.


                                    ARTICLE VIII
                       REGISTERED OFFICE AND REGISTERED AGENT

     The address of the Corporation's registered office and the name of the registered agent at that address in the state of Utah is:

                                Rockwell D. Schjuter
                                4625 South 2300 East
                             Salt Lake City, Utah 84117

Either the registered office or the registered agent may be changed in the manner provided for by law.


                                     ARTICLE IX
                                    INCORPORATOR

     The name and address of the incorporator signing these Articles of Incorporation is as follows:

                                Rockwell D. Schjuter
                            2801 South Decker Lake Lane
                             Salt Lake City, Utah 84119


                                     ARTICLE X
                                  WRITTEN CONSENTS

     No action required or permitted to be taken at annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied unless at least three quarters of the incumbent directors authorize the Corporation to take action upon such written consent. Upon receipt of such authorization, the consent in writing to such action signed by stockholders holding at least that portion of the total voting power on the question which is required by law or these Articles of Incorporation or by the Bylaws of the Corporation shall be sufficient for the purpose, without the necessity for a meeting of the stockholders. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date by the vote of at least three quarters of the incumbent directors, which record date shall not


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precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. As used herein, the term "incumbent directors" means any directors who were directors prior to the time that the relevant action is required or permitted to be taken by the board of directors. Until after June 30, 2003, any amendment, change, or repeal of this Article X, or any provision hereof shall require the affirmative vote of the holders of at least eighty percent (80%), and, thereafter, at least a majority, of the outstanding shares of the voting capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.









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